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                                                                   EXHIBIT 10.27

                                     FORM OF
                   NFRONT INTERNET BANKING SERVICES AGREEMENT

         THIS NFRONT INTERNET BANKING SERVICES AGREEMENT ("Agreement") is made effective this ____ day of ____, 1999 ("Effective Date") by and between NFRONT, INC. ("nFront"), a Georgia corporation having its primary offices at 520 Guthridge Court NW, Suite 100, Norcross, Georgia 30092-3503, facsimile number
(770) 209-9093 and _______________________________________________________
("Bank"), a _____________________________________________________ corporation having its primary offices at __________________________________________, facsimile number ____________________________.

nFront is in the business of providing Internet-based banking services to banks and other financial institutions. Bank desires to offer to its Customer Base (defined below) and potential customers Internet-based banking capabilities.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. In addition to all other terms defined herein, the following terms shall have the following meanings:

         (a) "Agreement" means this agreement, together with all schedules and Exhibits attached hereto or hereafter attached by mutual consent of the parties (all of which are herein incorporated by reference).

         (b) "Customer Base" means those customers of Bank as of the Effective Date and those who become customers of Bank during the Term.

         (c) "Documentation" means that portion of the System that provides installation and operating instructions for use of the System by Bank.

         (d) "End-User" means a Bank customer who uses the System.

         (e) "Fees" means all fees payable by Bank to nFront under this Agreement including, but not limited to, all the fees listed in EXHIBIT B, Termination Fees and Bill Payment Fees.

         (f) "File Transmission Computer" means Bank's computer equipment, software, secure communications software and secure communications lines that meet the specifications for use with the System.

         (g) "nFront's Secure Server" means the server-grade computers owned and maintained by nFront on which the System and Bank's Internet Branch resides.

         (h) "Services" mean all services provided to Bank by nFront under this Agreement.

         (i) "Software" means that portion of the System that is comprised of nFront's computer programs installed on nFront's Secure Server.

         (j) "System" shall mean nFront's Software and nFront's proprietary Internet banking system as more fully described in EXHIBIT C attached hereto, together with all System Modifications made available to Bank under this Agreement.

         (k) "Term" means the Initial Term and all Renewal Terms.



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         (l) "Bank Data Center" shall mean the Bank's internal data processing department, the Bank's core processor or the Bank's service bureau that provides nFront with the electronic customer files that nFront will process.

2.   SCOPE OF SERVICES.

2.1 Authorized Services. During the Term, Bank is authorized to use the capabilities of the System as specified in EXHIBIT A ("Authorized Services").

         2.1.1 nFront's Obligations. During the Term and for the Authorized Services, nFront shall provide Bank with the following:

         (a) design and installation of nBranch - an Internet branch of Bank on the World Wide Web of the Internet ("Internet Branch") in accordance with the specifications set forth in EXHIBIT D;
         (b)      host and maintain the Internet Branch on nFront's Secure
                  Server;
         (c) register an Internet domain name on behalf of the Bank. Bank will be invoiced by nFront annually at the current up-front and renewal list prices offered by the third party that provides the domain registration service;
         (d) register a web site security key on behalf of the Bank. Bank will be invoiced by nFront annually at the current up-front and renewal list prices offered by the third party that provides the security key registration service;
         (e) provide interactive banking service capabilities to Bank through the use of the System; (f) provide specifications for File Transmission Computer as set forth in EXHIBIT E or as modified by nFront from time to time ("Technical Specifications");
         (g) train Bank's personnel in the daily operation and update procedures for the System as set forth in EXHIBIT F;
         (h) through a third party processing agent, provide the bill payment services listed in EXHIBIT G and on the terms set forth therein ("Bill Payment Services").

         2.1.2 Software Access License. During the Term of this Agreement and for the Authorized Services and subject to the limitations set forth herein, nFront grants to Bank a limited, non-exclusive, and non-assignable (except as expressly set forth below) license to access the Software located on nFront's Secure Server for the purpose of receiving the Services and using the System. nFront reserves all rights not expressly granted herein. Without limiting the foregoing, Bank has no right to possess the Software or any copies thereof in any form.

         2.1.3 nFront Mark License. During the Term of this Agreement and subject to the limitations set forth herein, nFront grants to Bank a limited, non-exclusive, and non-assignable license to use nFront's service mark and trademark "NFRONT" solely for the purpose of describing the Services and the System to the Customer Base and for no other purpose.

         2.1.4 Consulting Services. Bank may request that nFront perform consulting services in addition to the Services set forth herein ("Consulting Services"). Consulting Services, if any, are described in EXHIBIT H. When the parties have agreed to the scope of Consulting Services as set forth in EXHIBIT H, such Consulting Services shall be considered part of the "Services" provided under this Agreement. All Consulting Services shall be performed pursuant to the terms of this Agreement and EXHIBIT H.

2.2 Bank's Obligations. As promptly as practicable following the execution of this Agreement and at its sole cost and expense, Bank shall obtain or otherwise make available to nFront the File Transmission Computer and other recommended equipment meeting the Technical Specifications. During the Term, Bank at its sole cost and expense, shall:



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         (a)      employ technically suitable employees to support the System and provide End User support;
         (b) make available the appropriate Bank personnel to attend such training programs and other refresher and upgrade training as nFront may, at reasonable intervals, recommend or require (at either the executive offices of Bank or nFront, as designated by nFront);
         (c) adhere, and cause its employees and agents to adhere, to the commercially reasonable security procedures established by nFront from time to time;
         (d) perform periodic file updates as provided in EXHIBIT F attached hereto;
         (e) not offer, directly or indirectly, any Internet banking service similar to the System as described in EXHIBIT C; and
         (f) set up and maintain test accounts throughout the Term of the Agreement. Test accounts should consist of a DDA and savings account tied to the same social security number or tax identification number with balances of at least $10.

2.3 Relationship Between nFront and Bank. This Agreement does not in any way create the relationship of principal and agent, or any similar relationship between nFront and Bank, including, but not limited to that of joint ventures, partners, employees or associates. Neither party is granted any right or authority to assume or create any obligation or responsibility for or on behalf of the other party or to otherwise bind the other party other than as may be expressly authorized in this Agreement.

3.       FEES AND PAYMENT TERMS.

3.1 Fees and Payment Terms. Bank agrees to pay the Fees for the Services set forth herein and in the EXHIBITS. Bank also agrees to pay or reimburse nFront for any reasonable travel-related and other out-of-pocket expenses incurred by nFront in the performance of Services. nFront will invoice Bank for the Implementation Fees set forth in EXHIBIT B on the Effective Date and payment is due within thirty (30) days from receipt of the invoice. All monthly Fees, Consulting Fees and all other Fees and expenses are due and payable within thirty (30) days of receipt of the invoice. nFront will assess a late payment Fee equal to the lesser of one and one-half percent (1-1/2%) of the unpaid amount or the highest interest rate allowed by applicable law for each succeeding thirty (30) day period or portion thereof in which Fees or expenses remain unpaid.

3.2      System Changes and Fee Changes.

         (a) nFront shall have the right to modify the System including, without limitation, to: (i) make changes in method of access to or delivery of the System including, without limitation, file interface procedures ("File Interface Changes"), or (ii) add improvements to the System which are provided to Bank at no additional cost ("System Enhancements"), or (iii) provide additional functionality that is offered to Bank for such Fees as nFront may deem appropriate ("System Options") (collectively "System Modifications").
         (b) Bank may, at its option, elect to pay the additional Fees for System Options and thereafter have access to such System Options.
         (c) nFront will provide Bank and Bank Data Center sixty (60) days written notice of any File Interface Changes.
         (d) nFront reserves the right to increase Fees and will provide forty-five (45) days written notice to Bank prior to any increase in the Fees. nFront may increase the monthly System Maintenance Fees and the monthly per Customer Fees (described in EXHIBIT B) only after the first anniversary of the Effective Date and no more than twelve percent (12%) in any 12 month period thereafter. The Fees described in the previous sentence do not include any telecommunication and/or Internet fees, bill payment Fees or per transaction Fees. Within ten
                  (10) days of receipt of notice from nFront of a Fee change, Bank may, at its option, terminate this Agreement as set forth in Section 6 below.



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3.3      Taxes and Other Fees. Bank shall pay all sales, use, service, occupation, personal property, value-added and excise taxes and any other Fees, assessments or taxes which may be assessed or levied by any taxing authority against Bank's use of the System or receipt of the Services, excluding any taxes based on nFront's income.

3.4 Service Level Credits. If nFront fails to provide the Services and System as set forth in EXHIBIT I ("System Service Levels"), then nFront will apply the credits against the Fees as set forth in EXHIBIT I.

4.       WARRANTIES.

4.1 System Warranty. nFront represents and warrants to Bank that, during the Term, the System (i) will perform in material conformance with the functionality listed in EXHIBIT C, (ii) is Year 2000 Compliant (as defined below), and (iii) as developed and implemented by nFront, is free from viruses or other damaging or malicious code. "Year 2000 Compliant" means that the nFront Software will: (i) report and display all dates, including dates occurring before and after the year 2000, with a four-digit date; and (ii) handle all leap years, including but not limited to the Year 2000 leap year, correctly; provided, however, that nFront shall not be responsible or liable for any date errors caused or contributed to by any third party software, operating system, or hardware. EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 4, THE SYSTEM AND ALL SERVICES ARE PROVIDED BY NFRONT "AS-IS." NFRONT SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY AND FITNESS FOR A PARTICULAR PURPOSE AS TO THE SYSTEM OR SERVICES PROVIDED UNDER THIS AGREEMENT. Without limiting the foregoing, nFront does not warrant that the use of the System, the nFront Software or nFront's computer servers will be uninterrupted or error free.

4.2 Security. nFront has made available to Bank a description of its methods and procedures to safeguard the System (i.e. SAS70 Report and third party Intrusion Test), and, as part of nFront's Services, will provide Bank and Bank Data Center with procedures which Bank is obligated to employ to help secure the integrity of the System and Bank's data. nFront agrees to notify Bank of any security breach of any End User's account on the System by 5:00 pm (EST) of the business day following discovery. Bank understands and acknowledges that certain risks are inherent in the transmission of information over the Internet. Bank chooses to use the security measures provided by nFront even though other security procedures are available. nFront warrants to Bank that, during the Term, nFront will employ commercially reasonable System security measures. Except as expressly provided in this Section, nFront makes no representation, warranty, covenant or agreement that its security measures will be effective and neither nFront nor its successors or assigns shall have any liability for the breach of its security measures, or the integrity of the System or nFront's computer servers, unless caused by the willful misconduct of nFront or its employees.

5.       CONFIDENTIALITY AND NON-DISCLOSURE.

5.1 In the performance of this Agreement, either party may disclose to the other certain Proprietary Information. For the purposes of this Agreement, (i) "Proprietary Information" means Trade Secrets and Confidential Information; (ii) "Trade Secrets" means trade secrets as defined under Georgia law; and (iii) "Confidential Information" means information that is of value to its owner and is treated as confidential other than Trade Secrets. Proprietary Information includes, without limitation, all information regarding End Users and their accounts, all financial information, the Software, Documentation, business plans, customer lists, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas. The receiving party agrees to hold the Proprietary



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Information disclosed by the other party in strictest confidence and not to, directly or indirectly, copy, use, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information for any purpose whatsoever other than as expressly provided by this Agreement.

5.2 Both parties acknowledge and agree that the Proprietary Information shall remain the sole and exclusive property of the disclosing party or a third party providing such information to the disclosing party. The disclosure of the Proprietary Information does not confer upon the receiving party any license, interest, or rights of any kind in or to the Proprietary Information, except as expressly provided under this Agreement. Subject to the terms set forth herein, the receiving party shall protect the Proprietary Information of the disclosing party with the same degree of protection and care the receiving party uses to protect its own Proprietary Information, but in no event less than reasonable care. With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information constitutes a Trade Secret. With regard to Confidential Information, the obligations in this Section shall continue for the longer of (i) the duration dictated under governing law or (ii) the term of this Agreement and for a period of five (5) years thereafter.

5.3 Nothing in this Section 5 shall prohibit or limit the receiving party's use of information if (i) at the time of disclosure hereunder such information is generally available to the public; (ii) after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement by the receiving party; (iii) the receiving party can demonstrate such information was in its possession prior to the time of disclosure by the disclosing party; (iv) the information becomes available to the receiving party from a third party which is not legally prohibited from disclosing such information; (v) the receiving party can demonstrate the information was developed by or for it independently without the use of such information; or
(vi) if disclosure is required under applicable law or regulation.

5.4 Neither party shall disclose the terms of this Agreement except (i) as required by applicable law or regulation, (ii) to its employees and agents with a need to know such terms, or (iii) in connection with a potential merger or sale of all or substantially all of its assets; provided that the receiving party agrees in writing to be bound by the restrictions of this Agreement.

6.       TERM AND TERMINATION.

6.1 Term. This Agreement shall commence as of the Effective Date and shall remain in effect (unless sooner terminated pursuant to Section 6.2) for five (5) years thereafter (the "Initial Term"). The Agreement shall thereafter automatically renew without interruption for successive two-year periods (each a "Renewal Term"), unless either party (at its sole option, for any reason or for no reason) gives written notice of intent not to renew the Agreement at least sixty (60) days before the beginning of any Renewal Term.

6.2 Right to Terminate. Notwithstanding any other provision hereof, this Agreement may be terminated as follows:
         (a)      by mutual agreement of the parties;
         (b) by either party at any time if the other party has materially breached the Agreement and, if the breach is curable, the breaching party has failed to cure such breach (i) within fifteen (15) days after written notice thereof in the case of failure to pay amounts due and owing, or (ii) within thirty
                  (30) days in case of all other curable breaches;
         (c) in the event either party materially breaches any of the provisions hereof, and such breach is not curable, this Agreement shall be immediately terminable by the non-breaching party upon written notice to other party. Without limiting the foregoing, any violation of Section 5 hereof or any use of the System in a manner inconsistent with the terms of this Agreement, shall



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                  constitute a non-curable breach.
         (d) immediately by nFront in the event that the Bank becomes insolvent, files or is forced to file any petition in bankruptcy, or makes an assignment for the benefit of its creditors;
         (e) immediately by Bank if nFront files bankruptcy under Chapter 7 of the U.S. Bankruptcy Code;
         (f) by Bank during the Initial Term upon ninety (90) days written notice to nFront ("Bank Termination Notice"); provided, however, that Bank shall pay to nFront the applicable Termination Fees in an amount equal to:

                  (i) the greater of: (A) the average monthly Fees paid by Bank during the four full calendar months immediately preceding nFront's receipt of the Bank Termination Notice, or (B) the average monthly Fees paid by Bank during the twelve month period immediately preceding the actual date of termination multiplied by

                  (ii) the number of whole and/or partial months remaining in the Initial Term following the actual date of termination.

6.3      Effect of Termination.

(a) Any termination of this Agreement shall not release Bank from paying any Fees or expenses owed to nFront. In the event of any termination of this Agreement, all obligations owed by Bank to nFront shall become immediately due and payable upon termination.

(b) Upon termination of this Agreement, Bank shall promptly and without charge return to nFront all copies of all Documentation, maintenance and policy manuals and other publications of nFront relating to the System (collectively "Copies"). Bank shall destroy all Copies contained on any hard drive or other fixed medium of storage. Bank's license to access the Software and license to use the nFront Marks as provided in this Agreement shall immediately terminate. Within sixty (60) days from the date of termination of this Agreement, an officer of Bank shall certify in writing to nFront that Bank has complied with all requirements of this Section.

(c) Upon termination of this Agreement, nFront shall (i) assign Bank's domain name to another Internet service provider designated in writing by Bank; and (ii) provide a notice at Bank's former Internet Branch location for a thirty (30) day period of the new location of Bank's home page on the Internet. Bank shall retain all rights in any graphics, trademarks, and works of authorship provided by Bank.

7.       INDEMNIFICATION; OTHER RELIEF.

7.1 Indemnification by Bank. Bank shall indemnify, defend and hold harmless nFront, its officers, directors, shareholders, employees, agents and affiliates from and against any claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Claims") resulting from or arising out of (i) mistakes relating to or misuse of the System or any part thereof by Bank, Bank's agents or any End-User, including, without limitation, any misrepresentations made by Bank with respect to the System, or (ii) Bank's compliance or alleged noncompliance with the provisions of Regulation E, 12 CFR Section 205 et seq., or other applicable law or regulation, or (iii) an allegation that any trademark, trade name, service mark, logo or other information (or any portion thereof) provided by Bank to nFront in connection with the design of the Bank's Internet Branch infringe upon or misappropriate any copyright, patent, trademark or trade secret of any third party, or (iv) a violation of any provision of any agreement between Bank and any third party. nFront shall promptly notify Bank in writing and in reasonable detail of any Claim. Bank



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shall have the authority to control the defense and settlement of such Claim, suit or proceeding, and nFront shall give reasonable assistance to Bank to enable Bank to defend the Claim. nFront shall have the right, but not the obligation, to participate, at its own expense, with respect to any such third party Claim. No such third party Claim shall be settled or compromised by Bank without the prior written consent of nFront if such settlement or compromise in any manner indicates that nFront contributed to or was responsible for the cause of any such Claim.

7.2 Indemnification by nFront. nFront shall indemnify, defend and hold harmless Bank, its officers, directors, shareholders, employees, agents and affiliates from and against any claims, losses, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Indemnified Claims") resulting from or arising out of (i) the willful misconduct by nFront, its employees or agents (including without limitation unauthorized funds transfers), and (ii) an allegation that the System (or any portion thereof) infringes upon or misappropriate any copyright, patent, trademark or trade secret of any third party. nFront shall have the authority to control the defense and settlement of such Indemnified Claims and Bank shall give reasonable assistance to nFront to enable nFront to defend the Indemnified Claim. Bank shall have the right, but not the obligation, to participate, at its own expense, with respect to any such Indemnified Claim. No such Indemnified Claim shall be settled or compromised by nFront without the prior written consent of Bank if such settlement or compromise in any manner indicates that Bank contributed to or was responsible for the cause of any such Indemnified Claim. If the System is finally determined by a court of competent jurisdiction to constitute an infringement of any patent, copyright, trademark or other trade secret of a third party and its use is enjoined, nFront shall have sole discretion to settle or not to settle the Claim and shall either:

(i) procure the right for Bank to continue to use the System under this Agreement;
(ii) replace or modify the System with a version of the System that is not so infringing; or
(ii) if (i) and (ii) above are not reasonably available, then, in nFront's sole discretion, remove the System, and terminate the Agreement.

This Section sets forth the sole and exclusive remedy of Bank and the complete liability of nFront with respect to any Indemnified Claim hereunder. nFront shall have no liability for any Indemnified Claim based upon the unauthorized modification, combination, operation or use of any portion of the System with equipment, data, software, or programming not supplied by nFront.

7.3 Arbitration. Except as provided below, all disputes or claims relating in any manner to this Agreement (including, without limitation, any alleged breach thereof or the termination or non-renewal thereof) shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitrators in any such arbitration shall not be authorized to award any punitive damages in connection with any controversy or a claim settled by arbitration hereunder. The decision of the arbitrators shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall take place in Atlanta, Georgia, if initiated by Bank, or in the county where Bank's corporate offices are located, if initiated by nFront; provided however that nFront may initiate arbitration under this Section in Atlanta, Georgia for collection of Fees owed by Bank under this Agreement. The expenses of the arbitrators shall be allocated by such arbitrators. The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by Bank, one selected by nFront, and one selected by mutual agreement of the arbitrators selected by Bank and nFront. If a party fails to select an arbitrator as required herein within thirty (30) days from the written request by the other party ("Selecting Party"), the Selecting Party shall then be entitled to select the second arbitrator, with the two selected arbitrators selecting the final arbitrator by mutual agreement.



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7.4      Injunctive Relief. Notwithstanding any other term of this Agreement, the parties may apply to a court of competent jurisdiction for any appropriate equitable or injunctive relief, including, without limitation, preliminary and permanent injunctions and temporary restraining orders. The parties also acknowledge that (i) any use or threatened use of data related to End Users, the Software, System, nFront Marks or Bank Marks in a manner inconsistent with this Agreement, or (ii) any other misuse of the Proprietary Information of either party will cause immediate irreparable harm to the non-breaching party for which there is no adequate remedy at law. Accordingly, the parties agree that the non-breaching party shall be entitled to immediate and permanent injunctive relief from a court of competent jurisdiction in the event of any such breach or threatened breach. The parties hereby waive the defense that the non-breaching party has or will have an adequate remedy at law for any such breach or threatened breach. The parties agree and stipulate that the non-breaching party shall be entitled to such injunctive relief without posting a bond or other security; provided however that if the posting of a bond is a prerequisite to obtaining injunctive relief, then a bond in the amount of $1000 shall be sufficient. Nothing contained herein shall limit either party's right to any remedies at law, including the recovery of damages from the other party for breach of this Agreement. The prevailing party in any action pursuant to this
Section 7.4 shall be entitled to collect from the losing party its attorneys' fees and full costs of such action.

7.5 Limitation of Liability. For the purpose of this Section 7.5: (i) the term "nFront" shall mean nFront and its affiliates, officers, shareholders and endorsers (including without limitation the Corporation for American Banking and the American Bankers Association, Inc.), and (ii) the term "Bank" means Bank and its affiliates, officers and shareholders. Except for Bank's payment obligations hereunder, in no event shall either party or their be liable for special, incidental, consequential or other indirect damages arising out of or relating in any manner to this Agreement under any cause of action, including, without limitation, lost profits, even if the parties have been advised of the possibility of such damages. In no event shall the maximum, cumulative liability of nFront or Bank relating in any manner to this Agreement (excluding any claims arising under Sections 7.1 or 7.2 hereof) regardless of the type or nature of the claim(s), exceed the greater of (i) the Fees paid to nFront by Bank under this Agreement within the twenty-four (24) month period immediately preceding the occurrence of such claim(s), or (ii) $50,000. In no event shall either party's maximum, cumulative liability for claims under Sections 7.1 or 7.2 hereof exceed $1,000,000. The limitations of liability in this Section 7.5 shall not apply to Bank's obligation to pay Fees including, without limitation, Termination Fees. Neither party may bring any claim under this Agreement more than two (2) years after such claim first accrues. The parties agree that the Corporation for American Banking and the American Bankers Association, Inc. are express third party beneficiaries to the limitations under this Section 7.5.

7.6      Use of the System by Third Parties. Without limiting the terms of
Section 7.5, the parties acknowledge that Bank is solely responsible for the use of the System (and any resulting damages) by End Users and other third parties including, without limitation, any improper or unauthorized transfers of funds from accounts via the System; provided however that nFront shall be responsible for any improper or unauthorized transfers of funds from accounts via the System by its employees and contractors hereunder.

8.       MISCELLANEOUS PROVISIONS.

8.1 Waiver. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.



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8.2      Entire Agreement. This Agreement, the Exhibits and schedules hereto constitute the entire understanding of the parties with respect to the subject matter of this Agreement and supersede all prior understandings, whether written or oral, between the parties with respect thereto.

8.3 No Third Party Beneficiary Rights. Except for the express third party beneficiaries named in Section 7.5 (Limitation of Liability), no provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any End User or any client, customer, affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any party hereto, or in any other person.

8.4 Third Party Processor. If Bank utilizes a third party to process Bank's file information, the use of such third party shall not diminish or relieve Bank of its obligations under this Agreement.

8.5      Amendment; Binding Effect; Assignment.

(a) No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing and executed by the parties hereto. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors (including without limitation successors by merger) and permitted assigns.

(b) Except as provided below, neither party may assign this Agreement in whole or in part without the prior written consent of the other party. Either party may freely assign this Agreement in conjunction with (i) a sale of all or substantially all of its assets, or (ii) a merger or similar transaction; provided that the acquiring or resulting entity agree in writing to be bound by the terms of this Agreement.

(c) Neither party shall unreasonably withhold or delay its consent to a requested an assignment by the other party. Any attempted assignment in violation of this Section shall be void and of no effect.

8.6 Force Majeure. nFront shall not be liable for loss or damage resulting from any cause beyond its reasonable control, including, but not limited to: (i) Internet network failures or capacity limitations, (ii) compliance with regulations, orders or instructions of any federal, state or municipal government or any department or agent thereof that delay or restrict performance hereunder, or (iii) acts of God, acts of third parties, acts or omissions of Bank, acts of civil or military authority, fires, embargoes, war or riot.

8.7 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia and the U.S. without giving effect to the conflict-of-laws principles thereof.

8.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

8.9 Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument and shall be deemed an original hereof.

8.10 Notices. All notices required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail

(return receipt requested), U.S. mail or facsimile. All notices shall be addressed to the parties at the respective addresses or facsimile numbers indicated above.

8.11 Survival. All provisions of this Agreement which by their nature are intended to survive the expiration or termination of this Agreement shall survive and remain in full force and effect including, but not limited to, the applicable provisions of Sections 3, 4, 5, 6, 7, and 8.

8.12 Headings; Interpretation. Headings of particular Sections are inserted only for convenience and are not to be considered a part of this Agreement or be used to define, limit or construe the scope of any term or provision of this Agreement. Should any provision of this Agreement require judicial interpretation, the parties agree that the court or arbitrators construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party than against another. The parties agree and stipulate that the Termination Fees are a reasonable pre-estimate of potential losses that (i) nFront would incur, (ii) are otherwise difficult of impossible to estimate, and (iii) are not intended as a penalty.

8.13 This Agreement Controls. Notwithstanding the content of any purchase order, sale order, sale confirmation or any other document relating to the subject matter of this Agreement, this Agreement shall take precedence over any such document, and any conflicting, inconsistent, or additional terms contained therein shall be null and void.

8.14 Sample End User Agreement. nFront may, at Bank's request, provide Bank with sample End User Internet banking agreements ("Sample Agreements"). All Sample Agreements are for reference purposes only. nFront makes no representations or warranties regarding the Sample Agreements and provides all Sample Agreements to Bank "AS IS" and with all faults. Bank must independently verify the completeness, effectiveness and enforceability of all terms of the Sample Agreements through its own legal counsel. By accepting delivery of any Sample Agreement, Bank agrees that nFront shall have no liability under any legal theory relating to any Sample Agreement or Bank's use thereof.

8.15 Exhibits. Exhibits attached hereto are incorporated into this Agreement for all purposes.

EXHIBIT A  Authorized Services
EXHIBIT B  Fees
EXHIBIT C  The System
EXHIBIT D  nBranch - Internet Branch Specifications
EXHIBIT E  Technical Specifications
EXHIBIT F Installation, Training and Daily Processing Requirements EXHIBIT G Bill Payment Services
EXHIBIT H  Consulting Services
EXHIBIT I  System Service Levels
EXHIBIT J  Optional Features

IN WITNESS WHEREOF, the parties have executed this Agreement as of Effective
Date.

NFRONT, INC.


By:
---------------------------------------

Name:
---------------------------------------
             Print Name

Title:
---------------------------------------


Date:
---------------------------------------



BANK

By:
---------------------------------------


Name:
---------------------------------------
            Print Name

Title:
---------------------------------------


Date:
---------------------------------------

                         EXHIBIT A - AUTHORIZED SERVICES

Bank is authorized to use the services indicated below for the Fees listed in EXHIBIT B.

[ ]      The nBranch Service (described in EXHIBIT C)

                 ---------        ---------         -----------      ----------
                 nFront           Date              Bank             Date

[ ]      The nHome Service (described in EXHIBIT C)

                 ---------        ---------         -----------      ----------
                 nFront           Date              Bank             Date


[ ]      The nBusiness Service (described in EXHIBIT C)


                 ---------        ---------         -----------      ----------
                 nFront           Date              Bank             Date

Options:

[ ]      nMotion (10 frames)
[ ]      Management Statistics Reporting
[ ]      Telephone Bill Payment
[ ]      Check Imaging - DSI
[ ]      Check Imaging - Greenway
[ ]      nHome Employee Training Program
[ ]      nHome Jump Start Marketing and Promotion Program
[ ]      Internet TV Site
[ ]      Zack's Stock Research
[ ]      Other Special Services (Describe)
                                          --------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

                 ---------        ---------         -----------      ----------
                 nFront           Date              Bank             Date

                                EXHIBIT B - FEES

                             EXHIBIT C - THE SYSTEM


NBRANCH - INTERNET BRANCH SERVICE

1.       Bank Branding of Internet Site
2.       7 Secure Product Services
         -        Checking
         -        Savings
         -        Certificate of Deposit
         -        IRA
         -        Consumer/Commercial Loans
         -        Mortgage Loans
         -        Line of Credit
3.       Additional Secure Product Service
         -        Guestbook
4.       Financial Calculators
         -        Loan
         -        Maximum Loan
         -        College Planning
         -        Mortgage
         -        Retirement
5.       Administration Site
         -        Guestbook Secure Database Management
         -        Products & Services Applications with Secure Database
                  Management
         -        Products & Services Application Email Notifications
         -        Products & Services - Update Rates and Terms
         -        Password Maintenance Interface
         -        Audit Management
                  - Bank can view pending or processed applications and who approved/denied application
                  - Bank can view changes to products and services rates and terms which are automatically logged into the secure database

6. Email - The Bank will be assigned one @banking.com email address. This "general" mailbox will forward all incoming mail to any/all Bank specified email addresses

NHOME - ONLINE INTERNET BANKING SERVICE

1.       View Account Balances and Current Statement Transactions
         -        DDA/Savings
         -        CD/IRA
         -        Loans
         -        Line of Credit
2. Internal Transfer of Funds between DDA, Savings, Loan and Line of Credit accounts, using ACH formatted file
         -        Immediate and Future Transfers
         -        One Time and Recurring Transfers
3.       Pending Web Transfer and Bill Pay Transactions
         -        View, edit, delete future Web Transactions
4.       Bill Payment
         -        One Time, Future and Recurring Payments
         -        Payment Reporting
5.       Custom Reports for Historical Transactions
         -        View customer account information for up to two years

6.       Password Manager
         -        Secure log-in
         -        Create and change customer password information
7.       Personal Information
         -        View customer information file
8.       PFM Downloads
         -        Microsoft Money(TM)
         -        Quicken(TM)
9.       Online Help
10.      Online Banking Demo
11.      Bank Administration Site - nHome Functions
         -        Detailed Internet Branch Billing
         - Billing System for nHome On-Line Banking and Bill Payment Customers, using ACH formatted file
         -        nReach - Data Mining and Marketing module
         -        Database Query Capability
         -        Promotional E-mails to selected customers

NBUSINESS ONLINE BANKING SERVICE

1.       View Account Balances and Histories
         -        DDA/Savings
         -        CD/IRA
         -        Loans and Line of Credit
2. ACH formatted Transfers - Book Transfers, Drafts, Disbursements, Direct Deposits between DDA, Savings, Loan, LOC accounts
         -        Immediate and Future Transfers
         -        One Time, Recurring Transfers and Pending Transfers
         -        View Historical Transfers
3.       Bill Payment
         -        Immediate and Future Bill Payments
         -        One Time and Recurring Payments
         -        Pending Bill Payments
         -        Historical Bill Payments
4.       User resources
         -        Online Payee Database
5.       Balance Reporting
         -        View customer account information for up to two years
6.       Multi-User permissions
         - SuperUser sets up and controls subordinate members' functional access
         -        Secure log-in
         -        Create and change customer password information
         -        Control Account access and disbursement levels
7.       Business application integration
         -        Microsoft Money, Quicken
         -        Quick Books, Comma Delimited
8.       Online Help
9. Virtual Status Requests - EFTPS (Electronic Federal Tax Payments), Stop Payments, Wire Transfers
         -        Immediate and Future transactions (where applicable)
         -        Recurring  transactions
         -        Pending Transactions
         -        View Historical Transfers

10.  Additional Functions
         -        ACH version of EFTPS
11.  Bank Administration Site - nBusiness Functions
         -        Set / Reset challenge code / Password for SuperUser
         -        Flag accounts as Cash Management
         -        Audit Management
         -        Receive / respond to time-sensitive Virtual Status Requests
                  (VSRs): Stop Pay, Wire Transfer, EFTPS
         -        Detailed Internet Branch Billing

                                   EXHIBIT D -
                         INTERNET BRANCH SPECIFICATIONS

1.       Home Page
         -        Bank branding (logo)
         -        Custom navigational controls
         -        Maximum of 3 scanned images or 5 custom graphics
2.       Product and Services (60 sub-page maximum or 20 unique products)
         -        Bank branding (logo)
         -        Custom navigational controls
         -        Standardized or customized forms/applications
         -        Maximum of 5 scanned images or custom graphics
3.       Feature Product (3 sub-page maximum or 1 product)
         -        Bank branding (logo)
         -        Custom navigational controls
         -        Standardized or customized forms/applications
         -        Maximum of  1 scanned image or custom graphic
4.       Guest Book
         -        Bank branding (logo)
         -        Custom navigational controls
         -        Standardized or customized forms/applications
5.       Financial Calculators
         -        Bank branding (logo)
         -        Custom navigational controls
         -        Standard nFront financial calculator suite
6.       Search Engine
         -        Bank branding (logo)
         -        Custom navigational controls
         - Standard nFront search engine application with documented instructions
7.       Frequently Asked Questions (FAQ)
         -        Bank branding (logo)
         -        Custom navigational controls
         - Standardized nFront copy available to Bank for use or can be completely customized to suit the Bank's needs
8.       Contact Us (5 sub-page maximum)
         -        Bank branding (logo)
         -        Custom navigational controls
         -        Maximum of 5 scanned images or 1 custom graphic
9.       Bank Information (15 sub-page maximum)
         -        Bank branding (logo)
         -        Custom navigational controls
         -        Maximum of 10 scanned images or 5 custom graphics
10.      Web Development Criteria:
         -        All Web site content must be submitted to nFront in an IBM
                  Microsoft Word (.doc) or PC Text (.txt) Format.
         -        A single page may contain up to a maximum of 500 words of
                  text.
         - Scanned images are defined as static images of photographs or printed copy that have been scanned into an electronic format. nFront recommends that these image files be no larger than 50k each or more than 100k on any one particular page.
         - Custom Graphics are defined as static images of line art that have been scanned into an electronic format. nFront recommends that these image files be no larger than 50k each or more than 100k on any one particular page.

         - nFront will work with the Bank to generate minor animation effects in the form of animated GIFs or mouse rollovers to the extent they do not deviate from standard Web design techniques. nFront recommends that these animated image files be no larger than 30k each or more than 60K on any one particular page.
         - If the Bank requests elements of the Web site that would require advanced or non-standard design techniques outside the scope of the contract nFront will provide the Bank with an estimate of time and cost. nFront will provide the Bank with design suggestions/alternatives that can reduce the cost while attempting to maintain the design concept.

                      EXHIBIT E - TECHNICAL SPECIFICATIONS



FILE TRANSMISSION COMPUTER

         1.       Pentium 75 Processor or greater PC
         2.       16 MB RAM or greater
         3.       28.8 BPS Asynch modem or greater
         4.       CD ROM drive
         5.       Monitor
         6.       Keyboard
         7.       Mouse
         8.       Dedicated analog telephone line for dialup connectivity
         9. PC must be housed in a secure area of the Bank or Bank's data processor and be available to receive daily ACH files and transmit nightly balance files.


REQUIRED SOFTWARE

         1.       Microsoft Windows 95 Version 4.00.950 B or greater on CD ROM
         2.       Microsoft Plus!

                     EXHIBIT F - INSTALLATION, TRAINING AND
                          DAILY PROCESSING REQUIREMENTS


IMPLEMENTATION AND TRAINING SCHEDULE
         The implementation of the nFront product line involves up to three individual installation projects, nBranch, nHome, and nBusiness, depending on which products the Bank has purchased. Each product will be scheduled separately based on the availability of nFront resources.

         NBRANCH

         1. Upon execution of this Agreement nFront will forward to Bank a copy of nFront's implementation manual.

         2. At a mutually agreeable time following contract execution nFront will conduct a kick off meeting with Bank personnel. The kick off meeting will be in the form of a conference call and will last approximately 2 hours. Bank must have Internet access at their location during the session. During this meeting the following topics will be discussed:
                  - Description of Web site content needed to begin work (See Implementation Manual)
                  -        Proposed graphic design for the Web site
                  - Proposed timelines for project completion with agreed-upon due dates ("Project Timeline")
         3. By the due dates in the Project Timeline, Bank will provide nFront the nBranch Web site content, setup parameters for nHome, and setup parameters for nBusiness which are detailed in the Implementation Manual. Upon receipt of the Web site content and setup parameters, nFront will begin site construction based on the Project Timeline. If the Bank fails to deliver the necessary Web site content and setup parameters by the due dates in the Project Timeline, nFront reserves the right to adjust the Project timeline based on the then-current nFront implementation schedule.
         4. Bank will need to make available to nFront a primary and secondary "Internet Branch Manager." These individuals will be responsible for receiving and processing Web site product Services, guest book entries and emails, updating product rates and terms and general administrative functions. nFront will conduct a training session prior to the Bank completing the testing phase. The session will be in the form of a conference call and will last 2-3 hours. The Bank must have Internet access at their location during the session. The session will include instruction on Web site administrative functions.
         5. Upon completion of the nBranch Web site, Bank will be asked to sign nFront's Web Site Acceptance Agreement which stipulates the completion of the Web Site.

         NHOME AND NBUSINESS
         1. At a mutually agreeable time following contract execution nFront will conduct a kick off meeting with Bank personnel. The kick off meeting will be in the form of a conference call and will last approximately 1 hour. During this meeting the following topics will be discussed:
                  -        Set up parameters for nHome and/or nBusiness
                  - Proposed timelines for project completion with agreed-upon due dates ("Project Timeline")
         2. Bank will need to make available to nFront a primary and secondary training subject. These individuals will be responsible for learning the nHome products. nFront will conduct a training session prior to the training phase. The session will be in the form of a conference call and will last 2-3 hours. The Bank must have Internet access at their location during the session. The session will include instruction on application functions. Trainees will be directed to utilize nFront's Online Banking Training Checklist.
         3. The Bank will be invoiced on the first day of the month following the completion of the Online Banking Training Checklist.

NBRANCH WEB SITE CHANGES
nFront will provide 3 hours of nBranch Web site changes monthly at no cost. Unused hours may not be carried over into future months. All changes exceeding 3 hours monthly will be billed at nFront's then standard hourly rate. All requested changes must be submitted to nFront in writing. nFront will provide a good faith, non-binding estimate of hours needed to complete, cost if applicable and a delivery date. nFront's current rates are listed below:

Hourly Blocks        Cost per Hour
-------------        -------------
0 - 100                $ 150.00
101 - 200              $ 125.00
200 +                  $ 100.00

DAILY PROCESSING
1. Bank's Data Center is responsible for verifying that account balance files for nHome and nBusiness have been sent to nFront from the Bank Data Center on a daily basis.
2. Bank's Data Center on a daily basis is responsible for retrieving and processing the ACH formatted file created by nFront for the Bank .
3. Bank is responsible for obtaining all proper authorizations for electronic funds transfers, including, but not limited to ACH drafts, ACH disbursements, direct deposits, stop pays, wire transfers, and EFTPS.
4. Bank is responsible for obtaining proper authorization from End Users in order to process ACH drafts when billing the End Users using nFront's end-user billing feature.
5.       For nBusiness:
         a.       Bank or Banks' Data Center must be the ACH originator; and
         b. Bank must maintain an Electronic Services Agreement with their End Users regarding the acknowledgment and use of the Internet as a delivery channel for banking transactions. The agreement shall also document Bank's procedure and requirements for each type of transaction; and
         c. Bank is responsible for verifying that the morning transaction "in-clearing" file(s) have been sent to nFront from the Bank or Bank's data center on a daily basis.

                        EXHIBIT G - BILL PAYMENT SERVICES

1. Bill Payment Services. Subject to the terms of the Agreement and this Exhibit, nFront will provide the Bill Payment Services listed herein through a third party processing agent ("Processing Agent").

2. Terms of Bill Payment Services. nFront will provide Bill Payment Services to End Users upon the following conditions:
         a. Eligibility. Only the following End Users shall be eligible to receive Bill Payment Services: (i) consumer demand deposit account holders ("Consumer Account Holders") or (ii) business demand deposit account holders ("Business Account Holders").
         b. Transaction Cap. nFront is not obligated to forward for processing a payment to the Processing Agent in excess of $9,999.00 ("the Transaction Cap"). nFront or the Processing Agent reserves the right to increase or decrease the Transaction Cap in its sole discretion and nFront shall give Bank reasonable notice of any such increase or decrease. Bank may choose to modify the Transaction Cap upon written notification to nFront; however, if Bank chooses to increase the Transaction Cap, Bank will bear the credit risk for all payments in excess of the Transaction Cap as specified below.
         c.       Credit Risk.
                  i nFront bears the credit risk associated with potential Non Sufficient Funds ("NSF") or return items for all Consumer Account Holders up to the Transaction Cap. Bank bears the credit risk for all Consumer Account Holder payments in excess of the Transaction Cap if Bank chooses to increase the Transaction Cap.
                  ii nFront bears the credit risk associated with NSF or return items for Business Account Holders up to a maximum loss during the Term of the Agreement of:
                           - $1,000.00 per Business Account Holder that has been open with the Bank for less than one year, and
                           - $2,500.00 per Business Account Holder that has been open with the Bank for one year or longer.
                  iii Bank bears the credit risk for all Business Account Holders in excess of the above limits regardless of the Transaction Cap.
         d. Risk Reduction Measures. nFront or the Processing Agent may, from time to time, institute certain operating procedures to reduce credit risk and exposure ("Procedures"). Such measures may include, but are not limited to, pre-authorized drafts for Business Account Holders, verification of funds through ATM networks, separating debits from credit so that payments are not sent until good funds confirmations are received, and the like. Bank and all eligible End Users are subject to and shall conform to all such Procedures. nFront shall use commercially reasonable efforts to inform Customer in advance of the implementation of such risk-reduction procedures.

3. Fees and Expenses. Bank shall pay the bill payment Fees listed on EXHIBIT B ("Bill Payment Fees"). nFront shall bill Bank all Bill Payment Fees incurred in the previous month. Payment by Bank is due within thirty (30) days of receipt of the invoice.

4.       Bill Payment Services - Back-End Processing.
         a. Accurate payment data, including End User account number and payment information, provided by End users in files supplied to the Processing Agent, will be taken through a batch interface from nFront each business day during the late evening hours (Day 0). The payment transactions will be processed the following day (Day 1) after the transaction was initiated by the End User. On Day 1, Processing Agent will initiate ACH debits and credits. Credits may be sent via check, electronic transmissions, or ACH to vendor payees. All debits and credits are sent on Day 1.
         b. Processing Agent will handle Funds Transfer in accordance with End User payment instructions activated in accordance with paragraph 5 (a). Processing Agent will supply and transmit to the sponsoring Bank payment information for debit against End User account. The initiation of this transfer occurs on Day 1. The End User account is debited on Day 2.
         c. Processing Agent will handle End User inquiries regarding payments made on behalf of End User to Vendor payees. Customer Service is available from 7 a.m. to 7 p.m. Monday through Friday and

                  Saturday from 8 a.m. to 5 p.m. Central Standard Time or as otherwise designated by Processing Agent.
         d. From time to time Processing Agent may make changes to the system. nFront will notify Bank or Bank's Data Center in advance of any data changes.
5. Late Fees. End Users are eligible for reimbursement of late fees attributable to payment errors by the Processing Agent under the current reimbursement policies referenced in the on-line "HELP" and "BILL PAYMENT" sections of the System.

                         EXHIBIT H - CONSULTING SERVICES

1. CONSULTING AND FEES. Pursuant to the terms and conditions of the Agreement and this Exhibit, (i) nFront will provide to Bank the consulting services described in Schedule A, below ("Consulting Services"), and (ii) Bank will pay to nFront the Fees for the Consulting Services as set forth in Schedule A, below.

2. PROMOTIONAL MATERIALS. Except as otherwise provided herein, nFront reserves all rights, including but not limited to all copyrights, in and to all promotional materials and other works of authorship provided hereunder ("Materials"). Except as otherwise provided herein, Bank may not reproduce or copy the Materials.

3. LIMITED WARRANTY. For a period of sixty (60) days from the date of delivery to Bank, nFront warrants that: (i) the Consulting Services are performed in accordance with normal industry standards, and (ii) the media in which the Materials are embodied is free from material defects. OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 3, NFRONT DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS TO BANK WITH RESPECT TO THE CONSULTING SERVICES OR MATERIALS OR OTHERWISE REGARDING THIS ADDENDUM, WHETHER ORAL, WRITTEN, EXPRESS, IMPLIED OR STATUTORY. UNLESS SET FORTH IN THIS ADDENDUM, NO REPRESENTATION OR OTHER AFFIRMATION OF FACTS SHALL BE BINDING ON NFRONT (INCLUDING BUT NOT LIMITED TO ANY STATEMENT REGARDING PERFORMANCE OF THE CONSULTING SERVICES OR STATEMENT REGARDING THE QUALITY OF THE MATERIALS). WITHOUT LIMITING THE FOREGOING, NFRONT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, ACCURACY, OR FITNESS FOR A PARTICULAR PURPOSE REGARDING THE CONSULTING SERVICES OR MATERIALS OR OTHERWISE.

               SCHEDULE A - CONSULTING SERVICES STATEMENT OF WORK

                       EXHIBIT I -- SYSTEM SERVICE LEVELS

1.       CUSTOMER SERVICE.
A. Hours of Operation. Customer support calls can be logged to nFront's service department on business days between the hours of 8:00 AM and 6:00 PM Eastern Standard Time. nFront attempts to respond to all service calls within 30 minutes of the call being logged via telephone or email. nFront observes 10 federal holidays annually, at which point the customer service department is unavailable. The current holiday schedule will be provided to the Bank no later than the first business day of the year.
B. System Maintenance and Scheduled Outages. nFront periodically performs routine maintenance in the data center and to the System. System maintenance will be scheduled between the hours of 12:00 AM and 6:00 AM Eastern Standard Time. When such scheduled maintenance will result in the System being inaccessible outside of the hours of 12:00 AM and 6:00 AM Eastern Standard Time, or for more than two hours during that time, the Bank and Bank Data Center will be notified via email at least 2 business days prior to the scheduled outage.
C. Emergency System Maintenance and Unscheduled Outages. It is possible that nFront may need to perform immediate System maintenance that will result in the online banking service being inaccessible. In this event, the Bank will be notified via email as soon as possible.

2. FILE UPDATES. The Bank Data Center is responsible for: (1) the transmission of nightly data files from its host processing system to nFront's data center, and (2) the retrieval of the ACH formatted file created daily in the nFront data center. nFront will make commercially reasonable efforts to notify the Bank Data Center on the following business morning if files are not transmitted during the scheduled download window.

3.       SYSTEM AVAILABILITY.
A. Definition. System availability is considered to be access by the Bank and End Users to the Bank's Web Site and System from outside of the nFront facilities via a working connection to the Internet. "Systems Availability" is defined as the acceptable ratio of hours those production systems are available (excluding regularly scheduled maintenance of up to four (4) hours per week) in a calendar month to the total number of hours in that calendar month. nFront is not responsible of liable for problems or outages associated with systems or providers outside of nFront's control, such as, but not limited to telecommunication failures, Internet Service Providers (ISPs) or the Internet network backbone.

C.       Standards
         1)       Monthly System Availability > 99.5%: no Bank credit.
         2) Monthly System Availability => 98.5% and <= 99.5%: no Bank credit.
         3) Monthly System Availability => 98.0% and < 98.5%: Bank credit of 1.0% of that calendar month's invoice as provided below.
         4) Monthly System Availability => 97.5% and < 98.0%: Bank credit of 2.0% of that calendar month's invoice as provided below.
         5) Monthly System Availability => 97.0% and < 97.5%: Bank credit of 3.0% of that calendar month's invoice as provided below.
         6) Monthly System Availability < 97.0%: Bank credit of 5.0% of that calendar month's invoice as provided below.

D.       Bank Credits for Unavailability of the System.
         If nFront fails to meet the System Availability standards as described in this Exhibit during any given month, then nFront will, upon notification by Bank and verification by nFront, apply the credits set forth above based on the Fees accrued and paid by Bank during the applicable month. nFront shall apply those Bank credits against future Fees due from Bank. nFront will issue the applicable Bank credits against Bank's following month invoice. In no event shall Bank be entitled to offset of withhold Fees. In addition, nFront will be relieved of its obligation to pay such Bank credits one time during each twelve (12) month period in which nFront would otherwise owe Bank credits (i.e., nFront is allowed to fall below 98.5% System Availability for one month per year without paying the Bank credits listed above).

4.       SYSTEM MODIFICATIONS.
A. Minor System Enhancements. Minor System enhancements are modifications that provide additional functionality to the existing product/service. Implementation of such enhancements will be preceded by a description of the change and directions for its use via email to the Bank at least 3 business days prior to implementation by nFront.
B. Major System Enhancements. Major System enhancements include the delivery of new product modules/components. If an enhancement is such that delivery requires a detailed implementation process, such implementations will be scheduled based on nFront's current resource availability. Bank will be provided with a detailed timeline including start and finish dates.
C. File Interface Changes. Certain System enhancements require upgrading to a different version of the file interface. Bank Data Center will need to comply with the necessary interface modifications to take advantage of such enhancements.



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                          EXHIBIT J- OPTIONAL FEATURES

                             I. CHECK IMAGING OPTION

DEFINITIONS
- An "Image" is defined as the image of the front or back of a check drawn on an End User's checking account. If an End User views both the front and back of a check, then that is two Images.
- "Check Imaging" is defined as the process of allowing End Users to view Images of their checks.
- "Check Image Software and Server" is defined as the software and hardware that the Bank uses to capture, store and transmit Images to nFront.

CHECK IMAGING REQUIREMENTS AND DESCRIPTION
A. At its sole cost and expense, Bank must provide the Check Image Software and Server with the appropriate functionality required for nFront to support a web-enabled interface. The Bank's Check Image Software and Server must be at the appropriate revision levels as supported by nFront in order to support a web-enabled interface.

B. The Bank will advise nFront how many days from a check's transaction date that the Image is available for an End User to view. The Images will display for the End User only if nFront can access the Bank's Check Image Server and the Image(s) are available on the Bank's Check Image Server. The selected check's transaction date, sent to nFront from the Bank's daily import file, will be the date nFront uses to access the Image on the Bank's Check Image Server.

C. The End User can view Images by either (i) accessing Summary and Transfer Information and choosing to view details for a specific checking account, or (ii) accessing Custom Reports and requesting checking account information be displayed. When the End User reviews the resulting display from either of these options, the check number will appear as a button which the End User can select to view the corresponding Image. The Image will display only if the check number falls within the time frame the Bank has indicated the Image will be available on the Check Image Server.

                         II. INVESTMENT RESEARCH OPTION
DEFINED TERMS
- "Investment Research" is defined as the ability for End Users to view Content (as hereinafter defined) related to stocks and bonds.
- "Content" is defined as the following information that is available once a symbol is entered:

         -        Annual Balance Sheet - Monthly update
         -        Annual Income Statement - Monthly update
         -        Summary of Analyst Recommendations & Earnings Estimates
                  - Weekly update
         -        Industry Rank - Weekly update
         -        Closing Price - Daily update
         -        Company Description - Company Periodic - Monthly update
         -        Inter-day Price and Volume chart - Daily update
         -        Expected Earnings Report Date - Weekly update
         -        Quotes (15 minute delayed) - Intraday update
         -        EPS Surprises - Intraday update
         -        Ticker Symbol Search - Look Up File - Intraday update
         -        Investing 101 - Yearly update
         -        About Zacks - Yearly update.
         -        Any other information provided hereunder



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A.       INVESTMENT RESEARCH REQUIREMENTS AND DESCRIPTION
nFront has entered into an agreement with Zacks Investment Research, Inc. ("Zacks") to provide Investment Research to the Bank and the Bank's End Users from the Bank's web site. Investment Research and Content will be available to End Users at the Bank's home page or product and services option using a text link such as `Wall Street Research', `Investment Research' or `Stock Market Information'. The End User will be able to enter a symbol value, look up the symbol value or view earnings surprises. Either the Bank or nFront may cancel this service upon ninety (90) days written notice.

B.       DISCLAIMER

The Content is provided to Bank and End Users on an "AS IS" basis. Neither nFront nor Zacks or their respective officers, employees, successors, assigns, affiliates, representatives or agents disclaim any and all warranties including, but not limited to, any warranties as to the accuracy, suitability, timeliness or usefulness of any Content, express or implied; any warranties of merchantability, accuracy or fitness for a particular purpose. In no event will nFront or Zacks be liable for damages of any type related to the use, inability to use or inability to access the Content, whether based in contract, tort or otherwise.

                       III. TELEPHONE BILL PAYMENT OPTION

DEFINITIONS
- "Telephone Bill Payment Service or TBP Service" is an option to the nHome Service that enables the Bank's customers to schedule bill payments over the telephone.
- "Voice Response System" is the computer and software that the Bank uses that enables the customer to call and access information from the Bank.
- "Processing Agent" is the third party processing agent that provides the bill payment services on behalf of nFront

TELEPHONE BILL PAYMENT REQUIREMENTS AND DESCRIPTION

A. The nFront Telephone Bill Payment Service enables the Bank's retail customer to telephone the bank and schedule bill payments over the telephone. The TBP Service is designed to be used primarily by the Bank's retail customers who have signed up to use to use the nHome Internet Banking Service, although non-nHome Internet Banking customers can use the TBP Service under certain conditions.

B. Internet Banking Customers. These customers will set up their payees on the Internet. These customers can pay bills via the Internet or via the telephone. The Internet Service and the TBP service access the same database of information.

C. Non-Internet Banking Customers. If the Bank chooses to offer the TBP Service to non-Internet Banking customers, the Bank must create documents that enable the customer to signup for the service and to do payee addition/maintenance/deletion/cancellation. The Bank will need to provide these documents to the non-Internet customers. The customer will need to fill out the documents and mail these documents to the Processing Agent. The Processing Agent will provide a toll free number to be used by both the customer and the Bank to address all questions regarding non-Internet Banking customers' use of telephone bill payment.

D. The Bank MUST have a Voice Response System in place to use this service. The Bank will be responsible for adding a new option to the Voice Response System that will dial a phone number provided by the nFront. This will enable the bank's customer to then have access to the nFront Telephone Bill Payment server. The phone number provided by nFront will not be dedicated to a particular Bank but will be a series of telephone lines that are dedicated to nFront's Telephone Bill Payment server.



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E.       In order to use the Telephone Bill Payment Service, the customer will need to know their checking account number and password to access the system. The customer also needs the Payee ID number for the payee(s) for whom they want to schedule bill payments. The customer will be presented with the following options:

         -        To make a payment, enter 1
         -        To set up a future dated payment, enter 2
         -        To set up a recurring payment, enter 3
         -        To change personal security code, enter 4
         -        To exit system, enter 5

F. The transactions an Internet Banking customer enters through the Telephone Bill Payment system will immediately display in the customer's online Pending Transactions Register.



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